SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                   ________________________________________

                                   FORM 8-K
                   ________________________________________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 10, 2011

                           TRIVIEW GLOBAL FUND, LLC
              (Exact Name of Registrant as Specified in Charter)


	DELAWARE		     333-119655		    20-1689686
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employee
Incorporation or Organization) 				Identification No.)

                             505 Brookfield Drive
                             Dover, Delaware 19901
                   (Address of Principal Executive Offices)

                                (800) 331-1532
                        (Registrant's Telephone Number)

                                     None
        (Former name or former address, if changed since last report.)

[  ]	Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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Item 1. Registrant's Business and Operations.

 	None.

Item 2	Financial Information

	None.

Item 3. Securities and Trading Markets.

 	None.

Item 4.  Matters Related to Accountants and Financial Statements
	None.

Item 5.	Corporate Governance and Management.

	None.

Item 6. Asset-Backed Securities.

 	None.

Item 7. Regulation FD.

	None.

Item 8. Other Events.

On July 7, 2011, the Fund had sold approximately $1,374,000 in Units as of July 7, 2011 and commenced business as of that date. On August 10, 2011, the Fund provided written notice to Unitholders of the following operational changes to the Fund to become effective September 1, 2011.

*	Futures Investment Company ("FIC"), an affiliated introducing broker of the Managing Member, will no longer be paid $15 per round turn brokerage commissions.

*	The Managing Member will no longer be paid a 2.5% annual management fee.

*	The Fund will pay total fixed brokerage commissions of 10% annually, paid monthly, with 2.5% annually paid to the Managing Member and 7.5% annually to FIC.

The Managing Member had estimated in its prospectus dated July 6, 2011 that the $15 per round turn brokerage commissions would amount to 7.5% annually. Accordingly, total fees are estimated to remain the same as a result of this change.

Item 9. Financial Statements and Exhibits.

	None.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:				TriView Global Fund, LLC
					By TriView Capital Management, Inc.
					Its Managing Member


					By: 	/s/ Michael Pacult
						Mr. Michael Pacult
						Sole Director, Sole Shareholder,
						President, and Treasurer

Date:	August 16, 2011

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